EXHIBIT F

                                  AMEREN CORPORATION
                                 1901 Chouteau Avenue
                              St. Louis, Missouri 63166
                                     314-621-3222


                                                       November 25, 1998


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C. 20549


                    Re:  Ameren Corporation System Utility Money Pool

          Ladies and Gentlemen:

                    I refer to the Application-Declaration on Form U-1 (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by Ameren Corporation, a Missouri corporation ("Ameren"), Union Electric Company, d/b/a/ AmerenUE, a Missouri corporation ("UE"), Central Illinois Public Service Company, d/b/a/ AmerenCIPS an Illinois corporation ("CIPS"), and Ameren Services Company, a Missouri corporation ("Ameren Services") (each, an "Applicant" and collectively, the "Applicants"), with respect to the establishment of the Ameren Corporation System Utility Money Pool and the proposed transactions in connection therewith (the "Proposed Transactions"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Application.

                    I have acted as counsel for the Applicants in connection with the Application, and, as such counsel, I am familiar with the corporate proceedings taken by the Applicants in connection with the Proposed Transactions as described in the Application.

                    I have examined originals, or copies certified to my satisfaction, of such corporate records of the Applicants, certificates of public officials, certificates of officers and representatives of such companies, and other documents as I have deemed it necessary to examine as a basis for the opinions hereinafter expressed. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates of officers of the Applicants and other appropriate persons and statements contained in the Application and the exhibits thereto.

                    The opinions expressed below are subject to the following further assumptions and conditions:

                    (a) The Commission shall have duly entered an
               appropriate order or orders with respect to the Proposed Transactions as described in the Application granting and permitting the Application to become effective under the Act and the rules and regulations thereunder and the Proposed Transactions are consummated in accordance with the Application.

                    (b) No act or event other than as described herein
               shall have occurred subsequent to the date hereof which would change the opinions expressed herein.

                    Based upon the foregoing, and subject to the assumptions and conditions set forth herein, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event that the Proposed Transactions are consummated in accordance with the Application:

                    1. Each of Ameren, UE and Ameren Services will be validly organized and duly existing under the laws of the State of Missouri. CIPS will be validly organized and duly existing under the laws of the State of Illinois.

                    2.  All state laws applicable to the Proposed
          Transactions will have been complied with.

                    3. The lending Applicants will legally acquire any promissory notes of the borrowing Applicants issued in connection with the Proposed Transactions

                    4. The promissory notes proposed to be issued by the Applicants will be valid and binding obligations of the issuing Applicant, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    5. The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by any Applicant or any associate company thereof.

                    I hereby consent to the use of this opinion as an exhibit to the Application.

                                                  Very truly yours,

                                                  /s/ Steven R. Sullivan

                                                  Steven R. Sullivan